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                                                                    EXHIBIT 99.1

                        CC MASTER CREDIT CARD TRUST II
                     Excess Spread Analysis - October 2001

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
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Series                                            1995-A      1995-C       1996-A       1996-C      1998-A
Deal Size                                        $400 MM     $400 MM   $407.25 MM   $271.50 MM     $600 MM
Expected Maturity                               08/15/02    02/18/03     11/15/01     02/16/04    09/15/03
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Yield                                             21.79%      21.79%       22.23%       21.79%      21.79%
Less:    Coupon                                    2.78%       2.80%        3.23%        2.76%       2.79%
         Servicing Fee                             1.50%       1.50%        1.15%        1.50%       1.50%
         Net Credit Losses                         9.10%       9.10%        9.10%        9.10%       9.10%
Excess Spread:
         October-01                                8.41%       8.39%        8.76%        8.43%       8.40%
         September-01                              5.21%       5.20%        5.15%        5.23%       5.20%
         August-01                                 7.54%       7.53%        8.43%        7.56%       7.53%
Three month Average Excess Spread                  7.05%       7.04%        7.45%        7.07%       7.04%

Delinquency:
         30 to 59 days                             2.49%       2.49%        2.49%        2.49%       2.49%
         60 to 89 days                             1.62%       1.62%        1.62%        1.62%       1.62%
         90 + days                                 2.93%       2.93%        2.93%        2.93%       2.93%
         Total                                     7.04%       7.04%        7.04%        7.04%       7.04%

Payment Rate                                      13.59%      13.59%       13.59%       13.59%      13.59%
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